Consent of Independent Auditors




The Board of Trustees and Shareholders
American Century Manager Funds:

We consent to the inclusion in American Century Manager Funds' Post-Effective Amendment No.5 to the Registration Statement No. 33-82264 on Form N-1A under the Securities Act of 1933 and Amendment No. 7 to the Registration Statement No. 811-8668 filed on Form N-1A under the Investment Company Act of 1940 of our report dated January 3, 1997 on the financial statements and financial highlights of the American Century Capital Manager Fund (the sole fund comprising the American Century Manager Funds) for the periods indicated therein, which report has been incorporated by reference into the Statement of Additional Information of American Century Manager Funds. We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "About American Century Manager Funds" in the Statement of Additional Information which is incorporated by reference in the Prospectus.


/s/KPMG Peat Marwick LLP

Kansas City, Missouri
March 24, 1997